Exhibit 10.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

ON TRACK INNOVATIONS LTD.

WARRANT

Warrant No. 2008-10 - 2	Dated: June 25, 2008

        On Track Innovations Ltd., an Israeli company (the “Company”), hereby certifies that, TheSpearhead Capital Ltd. (the “Holder”) is entitled to purchase from the Company up to a total of 500,000 (as adjusted from time to time as provided in Section 7) Ordinary Shares (as defined below) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price specified in Section 4 below (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time commencing on May 1, 2010 (the “Initial Exercise Date”) through the Expiration Date (as defined below), and subject to the following terms and conditions. This Warrant is one of three similar warrants (the “Warrants”) issued pursuant to that certain Marketing Platform Agreement dated June 25, 2008 (the “MP Agreement”) by and between the Company and Structure Financial Group Ltd. (“SFG”).

    1.        Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Affiliate” means an entity controlling, controlled by or under common control with a Person and if such entity is a person, then the immediate family of such person. For the purpose of this definition of Affiliate, “control” shall mean the ability to direct the activities of the relevant entity and shall include the holding of 50% or more of the issued and outstanding share capital, voting rights or other ownership interests of such entity or the right to appoint 50% or more of the directors (or the equivalent thereof) in such entity, or in case of a partnership shall also include, a general manager of such entity, or a partner of such entity or an entity managed by such entity.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange or Nasdaq.

“Ordinary Shares” means the ordinary shares of the Company, NIS 0.10 nominal value, as constituted on the issuance date of this Warrant.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means (a) any day on which the Ordinary Shares are listed or quoted and traded on any Eligible Market or (b) if the Ordinary Shares are not then quoted and traded on any Eligible Market, then a day on which trading occurs on Nasdaq (or any successor thereto).

“Warrant Shares” shall mean Ordinary Shares issued or issuable from time to time upon exercise of this Warrant (subject to adjustment pursuant to Section 7 below).

    2.        Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

    3.        Vesting of Warrants.

    (a)        The Warrants shall be vested in quantities of 100,000 (one hundred thousand) warrants each time and only when the Company and/or its subsidiaries (“OTI”) receive a firm orders or tender awards (each, a “Project”), in which SFG has been directly involved in the promotion and/or funding of, and provided that in such each Project provides to OTI an the amount of no less than of US$ 1,000,000 (One million US$) with a potential of an additional amount of not less than US$ 5,000,000 (Five million USD).

    (b)        Such allocation of Warrants shall be on a Project by Project basis. Each Project shall be limited to a single vesting of Warrants in quantities of 100,000 (one hundred thousand), even if the amounts received by OTI (or potential amounts) exceed the amounts detailed in subsections (a) above.

(c) Notwithstanding anything to the contrary, unvested Warrants may not be exercised.

    4.        Exercise Price of Warrant Shares.

(a) The initial exercise price of each Warrant shall be US$ 3.00 (three US$).

    (b)        However, if SFG contributes to OTI a cumulative sum of sales and/or funding and/or proceeds of US$ 10,000,000 (ten million US$), then the exercise price of each Warrant (not yet exercised) shall be decreased by US$ 0.50 (fifty US cents) for each such US$ 10,000,000 contribution, but in no event shall the exercise price be less than the par value of the Company’s shares. In an event of dispute between SFG and the Company with regard to the cumulative amount specified above, SFG and the Company shall attempt to resolve the dispute first through good faith negotiations and if necessary, mediation. Failing mediation, SFG and the Company may turn to an approved single arbitrator acceptable to SFG and the Company to resolve the dispute.

The exercise price set forth above, whether or not reduced, shall be referred to as “Exercise Price”.

    5.        Exercise and Duration of Warrant.

    (a)        This Warrant may be exercisable by the registered Holder with regard to the Warrant Shares, at any time commencing May 1, 2010, provided, however that the Warrant Shares so exercised are vested. The Warrant shall be exercisable until the earlier of (i) the termination date of the MP Agreement, or (ii) 5:00 P.M., New York City time on May 1, 2018 (“Expiration Date”).

    (b)        A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice (a copy of which can be obtained from the Company’s secretary), appropriately completed and duly signed, delivered or by facsimile, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised and the date such items are received by the Company is an “Exercise Date.” Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

    (c)        The Holder shall pay the Exercise Price in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions

    (d)        This Warrant is exercisable, either in its entirety or, from time to time, during its duration, for a portion of the number of Warrant Shares, subject to Section 3 and 4 above. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

    6.        Delivery of Warrant Shares.

    (a)        Upon exercise of this Warrant and subject to the receipt of signed originals, the Company shall promptly, but in no event later than the thirty Trading Day following such exercise, issue or cause to be issued and deliver or cause to be delivered to the Holder, in the Holder’s name, a certificate for the Warrant Shares issuable upon such exercise bearing (only if such legend is required by applicable law) the required restrictive legend. The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

    7.        Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.

    (a)        Share Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding Ordinary Shares into a larger number of shares, or (ii) combines outstanding Ordinary Shares into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to reflect the new par value of the outstanding Ordinary Shares, if any and the number of Warrant Shares shall remain unchanged. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination.

    (b)        Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person (for the avoidance of doubt, not including the acquisition of another corporation or its assets for shares of the Company), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or (iii) there shall occur any merger of another Person into the Company whereby the Ordinary Shares are cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable efforts to cause such other Person to) execute and deliver to the Holder of the Warrants a written instrument providing that:

(x) long as any Warrant remains outstanding on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Warrant, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental Transaction, shall be exercisable into, in lieu of Ordinary Shares issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of Ordinary Shares into which such Warrant was exercisable immediately prior to the consummation of such Fundamental Transaction, assuming such holder of Ordinary Shares:

(A) is not a Person with which the Company is consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made (for the avoidance of doubt, not including the acquisition of another corporation or its assets for shares of the Company), as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and

(B) failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each Ordinary Share held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 7(b), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Ordinary Shares hereunder.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7. The above provisions of this Section 7(b) shall similarly apply to successive Fundamental Transactions.

    8.        Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) Exercise Price, or make other lawful arrangements that can be made under applicable law.

    9.        Restricted Securities. The Holder represents and warrants that it (i) understands that the Warrant and the Warrant Shares have not been registered under the Securities Act and (ii) understands the restrictions set forth on the legend printed on the face of this Warrant.

    10.        Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. The address for such notices or communications shall be as set forth in the MP Agreement. Any notice or other communication given by means permitted by this Section 10 shall be deemed given at the time of receipt as specified in the MP Agreement.

    11.        Miscellaneous. (a) This Warrant or any interest therein may not be assigned, transferred, pledged or otherwise disposed by the Holder, without the Company’s prior written consent. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

    (b)        This Warrant shall be governed by and construed according to the laws of the State of Israel (without giving effect to its conflict of law provisions). Any dispute or other matter arising under or in relation to this Warrant (other than as set forth in Section 4(b) above) shall be resolved by the competent court of the city of Tel-Aviv-Jaffa and each of the parties hereby submits exclusively and irrevocably to the jurisdiction of such court.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

    (d)        In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) In the event of a conflict between this Warrant and the MP Agreement with regard to the subject matter hereof, the terms of this Warrant shall govern.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ON TRACK INNOVATIONS LTD. By: /s/ Oded Bashan —————————————— Oded Bashan Chairman and Chief Executive Officer